EXHIBIT 99.1

Soligenix and Intrexon Pursue Melioidosis Therapy
Through Worldwide Exclusive Collaboration

Soligenix to Expand Biodefense and Infectious Disease Product Pipeline

Princeton, NJ and Germantown, MD – May 1, 2013 – Soligenix, Inc. (OTCQB: SNGX), a clinical stage biopharmaceutical company focused on developing products to treat inflammatory diseases and biodefense countermeasures where there remains an unmet medical need, announced today it will jointly develop a treatment for Melioidosis through a worldwide exclusive collaboration with Intrexon, a synthetic biology company that utilizes its proprietary technologies to provide control over cellular function.

Under this collaboration with Intrexon, Soligenix intends to develop and commercialize human monoclonal antibody therapies for new biodefense and infectious disease applications for Melioidosis using Intrexon’s advanced human antibody discovery, isolation and production technologies.

Melioidosis is an often lethal disease that is endemic in Southeast Asia and Northern Australia.  It is also considered a high-priority biodefense threat as defined in the 2012 Public Health Emergency Medical Countermeasures Enterprise (PHEMCE) Strategy established by the US Department of Health and Human Services (DHHS) with the potential for widespread dissemination through aerosol.

Melioidosis is caused by Burkholderia pseudomallei, a Gram-negative bacteria that is highly resistant to antibiotic treatment regimens. In many parts of Southeast Asia, mortality rates are as high as 40 percent, making Melioidosis the third most common cause of death from infectious disease in that region after HIV/AIDS and tuberculosis.

Under the agreement, Intrexon will provide discovery and development of therapeutic antibody candidates, as well as optimize and expand production of human monoclonal antibodies targeting Melioidosis by applying its proprietary platforms and technologies.  Soligenix will undertake preclinical and clinical development, regulatory and government interactions, as well as the commercialization of therapeutic products.

Christopher J. Schaber, PhD, President and Chief Executive Officer of Soligenix, said the collaboration is unique because the goal is to develop a therapy that will treat both a deadly disease currently affecting millions of people as well as fight a potential biological weapon.

“Our collaboration with Intrexon is consistent with our corporate strategy of building shareholder value through continuous evaluation of new product opportunities and acting upon those that meet Soligenix's mission of delivering disease-modifying therapies in areas of high unmet medical need,” Dr. Schaber said.  “By working with Intrexon we hope to make a potentially life-saving therapy available to patients in endemic regions and include the therapy in the national stockpiling program in case of a biowarfare event.  Intrexon has a very strong track record of adding value both as a collaborator and a committed shareholder.  We are very excited to join the exclusive coterie of Intrexon partner companies.”

Intrexon Chairman and Chief Executive Officer, Randal J. Kirk, said the collaboration with Soligenix reflects the core strengths Intrexon looks for in its exclusive channel collaborations.

“Soligenix has the expertise and highly focused mission we look for in all our collaborations,” Mr. Kirk said.  “Although we are engaging with increasingly larger enterprises in Health, Food, Energy and Environment, we shall continue to explore powerful combinations with smaller, specialized companies that have great teams, grand vision and deep expertise.”

Additional terms under the collaboration agreement include:

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Soligenix will receive an exclusive, worldwide license to utilize the products of Intrexon’s modular genetic engineering platform for the development of active pharmaceutical ingredient(s) (API) and drug products targeting Melioidosis.

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Soligenix will leverage Intrexon’s proprietary platforms and technologies, including the UltraVector® and mAbLogix™ platforms, LEAP™ instrument, protein engineering, inducible gene systems, genome engineering, and cell systems engineering to the collaboration’s programs.

•	Soligenix will issue to Intrexon 1,034,483 shares of its common stock, representing 8.5% of Soligenix's issued and outstanding shares.

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Intrexon will be granted the right to participate in securities offerings that may be conducted by Soligenix in the future as well as the right to make purchases of Soligenix's common stock in the open market.

•	Soligenix will pay development milestones and royalties on net sales derived from the sale of products developed from the channel collaboration.

•	For more information regarding the agreement visit http://www.soligenix.com/invest_secfilings.shtml.

Griffin Securities served as financial advisor to Intrexon in connection with this transaction.

About Melioidosis

Melioidosis is a potentially fatal infection caused by the Gram-negative bacillus, Burkholderia pseudomallei (Bp). Highly resistant to many antibiotics, Bp can cause an acute disease characterized by a fulminant pneumonia and a chronic condition that can recrudesce.  There is no preventive vaccine or effective immunotherapy for melioidosis.  Therefore, there is a significant medical need for improved prevention and therapy.

Bp infection (melioidosis) is a major public health concern in the endemic regions of Southeast Asia and Northern Australia. Moreover, the organism has a worldwide distribution and the full extent of global spread is likely underestimated.  In Northeast Thailand, which has the highest incidence of melioidosis recorded in the world, the mortality rate associated with Bp infection is over 40 percent, making it the third most common cause of death from infectious disease in that region after HIV/AIDS and tuberculosis. Bp activity is seen in Southeast Asia, South America, Africa, the Middle East, India, and Australia. The highest pockets of disease activity occur in Northern Australia and Northeast Thailand with increasing recognition of disease activity in coastal regions of India.  Melioidosis has been under recognized and is likely to be under-reported in China.

Beyond its public health significance, Bp and the closely-related Burkholderia mallei (Bm) are considered possible biological warfare agents by the US Department of Health and Human Services (DHHS) because of the potential for widespread dissemination through aerosol. Bp like its relative Bm, the cause of Glanders, was studied by the US as a potential biological warfare agent, but was never weaponized.  It has been reported that the Soviet Union was also experimenting with Bp as a biological warfare agent.  Both Bp and Bm have been designated high priority threats by the DHHS in its Public Health Emergency Medical Countermeasures Enterprise (PHEMCE) Strategy released in 2012 and are classified as Category B Priority Pathogens by the National Institute of Allergy and Infectious Disease (NIAID).

About Intrexon Corporation

Intrexon Corporation is a privately held biotechnology company focused on the industrial engineering of synthetic biology.  Intrexon is deploying its extensive capabilities to rapidly design and produce novel and enhanced biological products and processes across multiple industry sectors, including: human therapeutics, protein production, industrial products, agricultural biotechnology, and animal science.  The company's advanced bioindustrial engineering platform enables Better DNA™ technology by combining revolutionary DNA control systems with corresponding advancements in modular transgene design, assembly, and optimization to enable unprecedented control over the function and output of living cells. More information about the Company is available at www.dna.com.

About Soligenix, Inc.

Soligenix is a clinical stage biopharmaceutical company developing products to treat serious inflammatory diseases where there remains an unmet medical need, as well as developing several biodefense vaccines and therapeutics. Soligenix is developing proprietary formulations of oral BDP (beclomethasone 17,21-dipropionate) for the prevention/treatment of gastrointestinal disorders characterized by severe inflammation, including pediatric Crohn’s disease (SGX203), acute radiation enteritis (SGX201) and chronic Graft-versus-Host disease (orBec®), as well as developing its novel innate defense regulator (IDR) technology SGX942 for the treatment of oral mucositis.

Through its BioDefense Division, Soligenix is developing countermeasures pursuant to the Biomedical Advanced Research and Development Authority (BARDA) Strategic Plan of 2011-2016 for inclusion in the US government’s Strategic National Stockpile. Soligenix’s lead biodefense products in development are a recombinant subunit vaccine called RiVax™, which is designed to protect against the lethal effects of exposure to ricin toxin and VeloThrax™, a vaccine against anthrax exposure. RiVax™ has been shown to be well tolerated and immunogenic in two Phase 1 clinical trials in healthy volunteers. Both RiVax™ and VeloThrax™ are currently the subject of a $9.4 million National Institute of Allergy and Infectious Diseases (NIAID) grant supporting development of Soligenix’s new vaccine heat stabilization technology known as ThermoVax™. Soligenix is also developing OrbeShield™ for the treatment of gastrointestinal acute radiation syndrome (GI ARS) under a $600,000 NIAID Small Business Innovation Research (SBIR) grant. OrbeShield™ has previously demonstrated statistically significant preclinical survival results in two separate canine GI ARS studies funded by the NIAID.

For further information regarding Soligenix, Inc., please visit the Company's website at www.soligenix.com.

This press release contains forward-looking statements that reflect Soligenix, Inc.'s current expectations about its future results, performance, prospects and opportunities. Statements that are not historical facts, such as "anticipates," "believes," "intends," "potential," or similar expressions, are forward-looking statements. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements. Soligenix cannot assure you that it will be able to successfully develop or commercialize products based on its technology, particularly in light of the significant uncertainty inherent in developing vaccines against bioterror threats conducting preclinical and clinical trials of vaccines, obtaining regulatory approvals and manufacturing vaccines, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that it will be able to successfully obtain any further funding to support product development and commercialization efforts,  including  grants and awards, maintain its existing grants which are subject to performance, enter into any biodefense procurement contracts with the US Government or other countries, that it will be able to compete with larger and better financed competitors in the biotechnology industry, that changes in health care practice,  third party reimbursement limitations and Federal and/or state health care reform initiatives will not negatively affect its business,  or that the US Congress may not pass any legislation that would provide additional funding for the Project BioShield program. These and other risk factors are described from time to time in filings with the Securities and Exchange Commission, including, but not limited to, Soligenix's reports on Forms 10-Q and 10-K. Unless required by law, Soligenix assumes no obligation to update or revise any forward-looking statements as a result of new information or future events.

For more information regarding Soligenix, Inc., contact:

Joe Warusz, CPA
Acting Chief Financial Officer
(609) 538-8200 | www.soligenix.com

For more information regarding Intrexon Corporation, contact:

Corporate Contact:	Investor Contact:
Marie L. Rossi, PhD	The Ruth Group
Manager, Technical Communications Tel: +1 301-556-9944 mrossi@intrexon.com	Stephanie Carrington / Melanie Sollid-Penton Tel: +1 646-536-7017/7023 scarrington@theruthgroup.com msollid@theruthgroup.com